PROXY

                               MFS VALUE PORTFOLIO

                                       OF
                           MET INVESTORS SERIES TRUST

                         SPECIAL MEETING OF SHAREHOLDERS

                                February 28, 2008

     KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of the MFS Value Portfolio of Met Investors Series Trust (the "Trust") hereby appoints Elizabeth M. Forget, Richard C. Pearson and Jeffrey A. Tupper, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the Portfolio to be held on February 28, 2008, at the offices of the Trust, 260 Madison Avenue, 10th Floor, New York, New York 10016, at 10:00 a.m. local time, and at any adjournment thereof ("Meeting"), as follows:

1. To approve an Agreement and Plan of Reorganization whereby MFS Value Portfolio, a series of Metropolitan Series Fund, Inc., will (i) acquire all of the assets of MFS Value Portfolio, a series of the Trust; and (ii) assume all of the liabilities of the Trust's MFS Value Portfolio.


     FOR  [       ]        AGAINST  [            ]        ABSTAIN  [           ]


     Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.


                                     Dated:                              , 2008
                                           ------------------------------


                                     Name of Insurance Company


                                     Name and Title of Authorized Officer


                                     Signature of Authorized Officer

MFS VALUE PORTFOLIO
Name(s) of Separate Account(s)
Of the Insurance Company
Owning Shares in this Portfolio:
_______ Insurance Company
Separate Account _____


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    4 EASY WAYS TO VOTE                          MET INVESTORS SERIES TRUST
                                                 MFS VALUE PORTFOLIO
1.  Return this voting instruction form          5 Park Plaza, Suite 1900
    using the enclosed postage-paid envelope.    Irvine, California 92614

2.  Vote by Internet - see instructions          VOTING INSTRUCTION FORM FOR THE
    in Prospectus/Proxy Statement.               Special Meeting of Shareholders
                                                 February 28, 2008, 10:00 a.m.
3.  Vote by telephone - see instructions
    in Prospectus/Proxy Statement

4.  Vote by fax - see instructions in
    Prospectus/Proxy Statement

***  CONTROL NUMBER:                           ***


MFS VALUE PORTFOLIO

The undersigned hereby instructs [insert name of insurance company that issued the variable insurance contract or policy] (the "Company") to vote the shares of the MFS Value Portfolio (the "Portfolio"), a series of Met Investors Series Trust (the "Trust"), as to which the undersigned is entitled to give instructions at the Special Meeting of Shareholders of the Portfolio to be held at the offices of the Trust, 260 Madison Avenue, 10th Floor, New York, New York 10016 at 10:00 a.m. Eastern Time on February 28, 2008, and at any adjournments thereof.

The Company and the Board of Trustees of the Trust solicit your voting instructions and recommend that you instruct the Company to vote "FOR" the Proposal. The Company will vote the appropriate number of Portfolio shares pursuant to the instruction given. If no instruction is set forth on a returned form as to the Proposal, the Company will vote FOR the Proposal.



                Date ________________, 2008



                            PLEASE SIGN IN BOX BELOW




               Signature - Please sign exactly as your name appears at left. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

               Please fold and detach card at perforation before mailing.







TO VOTE FOR, AGAINST OR ABSTAIN FROM VOTING ON THE PROPOSAL, CHECK THE APPROPRIATE BOX BELOW.

                                          FOR           AGAINST          ABSTAIN


To approve or disapprove the Agreement and Plan of Reorganization with respect to the acquisition of MFS Value Portfolio, a series of the Trust, by MFS Value Portfolio, a series of Metropolitan Series Fund, Inc.